EXHIBIT 32 - CERTIFICATE PURSUANT TO RULES 13a-14(b) AND 15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934

In connection with the report for the thirteen week period of Ascendia Brands, Inc. on Form 10-Q for the period ending November 26, 2005, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of Cenuco, Inc., certifies pursuant to 18 U.S.C. Section 1350, that, to his respective knowledge:

         1. The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ascendia Brands, Inc.

By: /s/ Joseph A. Falsetti
Joseph A. Falsetti, President & CEO

By: /s/ John D. Wille
John D. Wille, Chief Financial Officer

October 17, 2006

A signed original of this written statement has been provided to Ascendia Brands, Inc. and will be retained by the Ascendia Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.